Exhibit 77(q)(1)

                                    EXHIBITS

(a)(1) Form of Certificate of Amendment of Certificate of Trust - filed as an exhibit to Post-Effective Amendment No. 88 to the Registrant's Form N-1A
Registration   Statement  on  February  27,  2002  and  incorporated  herein  by reference.

(a)(2) Form of Amendment No. 26 to the Amended and Restated Declaration of Trust
- filed as an exhibit to Post-Effective Amendment No. 88 to the Registrant's Form N-1A Registration Statement on February 27, 2002 and incorporated herein by reference.

(b) The text of the Funds' respective new investment policies complying with Rule 35d-1 is incorporated by reference to prospectus and statement of additional information disclosure contained in Post-Effective Amendment No. 88 to the Registrant's Form N-1A Registration Statement on February 27, 2002.